Exhibit 4.13

市场发展与业务拓展协议

Market Development and Business Expansion Agreement

一、合同双方（Parties）

甲方（委托方 / Client）：

CCSC Technology International Holdings Limited and its subsidiaries

地址：301-03, 13/F Shatin Galleria, 18-24 Shan Mei Street, Fotan, Shatin, Hong Kong

（以下简称“甲方”）(hereinafter referred to as the “Client”)

乙方（受托方 / Service Provider）：

Jeddah Fung Trading Limited

地址：18/F, V Heun Building, 138 Queen’s Road Central, Central, Hong Kong

（以下简称“乙方”）(hereinafter referred to as the “Service Provider”)

二、合同背景与目的（Recitals）

鉴于：

甲方为一家在美国纳斯达克交易所上市的公司（股票代码：CCTG），其子公司主要从事电子连接器、工业自动化组件及定制化线缆系统的研发、制造与销售；

WHEREAS the Client is a company listed on the Nasdaq Stock Exchange (stock code: CCTG), primarily engaged in the research, development, manufacturing and sales of electronic connectors, industrial automation components and customized cable systems;

乙方熟悉东南亚市场（包括但不限于新加坡、马来西亚、泰国、越南、印尼及菲律宾等国），并具备丰富的本地分销及项目开发经验；

WHEREAS the Service Provider is familiar with the Southeast Asian market (including but not limited to Singapore, Malaysia, Thailand, Vietnam, Indonesia and the Philippines) and possesses extensive experience in local distribution and project development;

双方希望通过合作推动甲方产品与解决方案在东南亚地区的市场开拓与客户拓展。

WHEREAS the Parties wish to collaborate to promote the market penetration and customer expansion of the Client’s products and solutions in the Southeast Asian region.

因此，双方同意签署本《市场发展与业务拓展协议》（以下简称“本协议”）。

THEREFORE, the Parties agree to enter into this Market Development and Business Expansion Agreement (hereinafter referred to as this “Agreement”).

三、合作范围（Scope of Cooperation）

市场开发区域：东南亚（包括新加坡、马来西亚、泰国、越南、印尼、菲律宾等）。

Market Development Region: Southeast Asia (including Singapore, Malaysia, Thailand, Vietnam, Indonesia, Philippines, etc.).

乙方职责（Service Provider’s Obligations）：

(a) 进行市场调研，收集并分析当地潜在客户、行业趋势及竞争对手信息，并于每季度结束时提交书面报告；

(a) Conduct market research, collect and analyze information on local potential customers, industry trends and competitors, and submit a written report at the end of each quarter;

(b) 协助甲方建立渠道合作伙伴关系，包括分销商、OEM厂商、系统集成商等，并提供至少3个潜在合作伙伴名单；

(b) Assist the Client in establishing channel partnerships, including distributors, OEM manufacturers, system integrators, etc., and provide a list of at least 3 potential partners;

(c) 代表甲方推广产品，参与行业展会、技术研讨会及客户拜访，每季度至少完成5次活动；

(c) Promote the Client’s products on its behalf, participate in industry exhibitions, technical seminars and customer visits, completing at least 5 activities per quarter;

(d) 协助甲方谈判、促成销售合同或项目合作，并提供谈判记录；

(d) Assist the Client in negotiations to facilitate sales contracts or project collaborations, and provide negotiation records;

(e) 为甲方提供市场进入策略建议及本地法规合规意见，包括反腐败及数据保护要求；

(e) Provide the Client with market entry strategy recommendations and local regulatory compliance advice, including anti-corruption and data protection requirements;

(f) 在经甲方书面批准的情况下，可代表甲方使用甲方品牌或商标进行市场推广活动，并遵守甲方品牌指南。

(f) Upon the Client’s prior written approval, represent the Client in using the Client’s brand or trademarks for marketing activities, in compliance with the Client’s brand guidelines.

甲方职责（Client’s Obligations）：

(a) 向乙方提供必要的产品资料、技术支持及培训，包括在线或现场培训不少于2次；

(a) Provide the Service Provider with necessary product materials, technical support and training, including at least 2 sessions of online or on-site training;

(b) 配合乙方市场活动并提供样品或演示设备，费用由甲方承担；

(b) Cooperate with the Service Provider’s marketing activities and provide samples or demonstration equipment, with costs borne by the Client;

(c) 依据双方约定支付相关服务费用或佣金，并及时审核乙方提交的报告及发票。

(c) Pay relevant service fees or commissions as agreed, and promptly review reports and invoices submitted by the Service Provider.

四、服务报酬与结算（Service Remuneration and Settlement）

4.1 总报酬（Total Remuneration）

甲方同意支付总计 一百二十万美元（USD 1,200,000） 作为对乙方在本协议项下提供服务的报酬（以下简称“总报酬”）。

该总报酬为固定金额，已包含乙方在履行本协议项下所有义务与服务的对价，不另行支付任何佣金、奖金、差旅费或其他支出补偿。

甲方不承担任何额外税费、垫付或第三方费用，除非双方另行书面约定。

4.1 The Company (Party A) agrees to pay a total remuneration of US Dollars One Million Two Hundred Thousand (USD 1,200,000) to the Contractor (Party B) as full consideration for the services rendered under this Agreement (the “Total Remuneration”).

The Total Remuneration shall be a fixed and all-inclusive amount, covering all work, time, costs, and expenses incurred by Party B in performing its obligations hereunder.

No additional commission, reimbursement, or tax compensation shall be payable unless expressly agreed in writing by Party A.

4.2 支付方式（Payment Method）

所有款项均以美元（USD）通过银行转账支付至乙方指定账户。乙方应在签署本协议时提供完整银行账户信息。任何银行手续费由乙方自行承担。

4.2 All payments shall be made in United States Dollars (USD) via bank wire transfer to the bank account designated by Party B upon signing this Agreement. All bank charges shall be borne by Party B.

五、期限与终止（Term and Termination）

本协议自签署之日起生效，有效期为12个月，可自动续期12个月，除非任一方提前60日书面通知不续期。

Term: This Agreement shall commence upon execution and have a term of 12 months, automatically renewable for another 12 months unless either Party gives 60 days’ prior written notice of non-renewal.

若乙方严重违反协议义务（包括但不限于损害甲方声誉、泄露商业秘密、从事竞争行为或未达到季度最低活动要求），甲方有权即时解除本协议，并要求乙方赔偿直接损失（包括但不限于已支付费用及机会成本）。乙方亦可于甲方严重违约（如未支付费用）时终止。

Termination: If the Service Provider materially breaches this Agreement (including but not limited to damaging the Client’s reputation, disclosing trade secrets, engaging in competitive activities or failing to meet quarterly minimum activity requirements), the Client may terminate immediately and require the Service Provider to compensate for direct losses (including but not limited to paid fees and opportunity costs). The Service Provider may also terminate upon the Client’s material breach (e.g., non-payment of fees).

终止后，乙方须返还所有甲方资料，并结算已完成服务费用。

Post-Termination: Upon termination, the Service Provider shall return all Client materials and settle fees for completed services.

六、知识产权与保密（Intellectual Property and Confidentiality）

乙方在推广过程中使用的甲方商标、技术资料及营销材料的知识产权归甲方所有。乙方不得修改或独立使用此类材料。

Intellectual Property: All intellectual property rights in the Client’s trademarks, technical materials and marketing materials used by the Service Provider in promotion shall vest in the Client. The Service Provider shall not modify or use such materials independently.

乙方须对甲方提供的所有商业、技术及财务信息（定义为“保密信息”，包括客户名单、定价策略及未公开财务数据）予以严格保密，未经甲方书面同意不得向第三方披露。乙方须实施合理安全措施保护保密信息，符合香港《个人资料（私隐）条例》及东南亚相关数据保护法。

Confidentiality: The Service Provider shall keep strictly confidential all commercial, technical and financial information provided by the Client (defined as “Confidential Information”, including customer lists, pricing strategies and undisclosed financial data) and shall not disclose it to any third party without the Client’s prior written consent. The Service Provider shall implement reasonable security measures to protect the Confidential Information, in compliance with the Hong Kong Personal Data (Privacy) Ordinance and relevant data protection laws in Southeast Asia.

保密义务在本协议终止后持续三年。违约方须赔偿对方全部损失，包括合理律师费。

Survival: The confidentiality obligation shall survive for three years after termination of this Agreement. The breaching Party shall indemnify the other for all losses, including reasonable legal fees.

七、独立承包关系（Independent Contractor Relationship）

乙方为独立承包商，不构成甲方雇员、代理或合资关系。乙方无权代表甲方签署任何具有法律约束力的文件，除非获得书面授权。乙方须自行承担税费及社会保障责任。

Independent Contractor: The Service Provider is an independent contractor and does not constitute an employee, agent or joint venture of the Client. The Service Provider has no authority to bind the Client to any legally binding documents unless expressly authorized in writing. The Service Provider shall bear its own taxes and social security obligations.

八、反贿赂与合规（Anti-Bribery and Compliance）

双方同意遵守香港《防止贿赂条例》、美国《外国腐败行为法》（FCPA）及东南亚反腐败法，不得从事任何形式的贿赂或不当影响活动。乙方须每年提交合规声明。

Anti-Bribery and Compliance: The Parties agree to comply with the Hong Kong Prevention of Bribery Ordinance, the U.S. Foreign Corrupt Practices Act (FCPA) and anti-corruption laws in Southeast Asia, and shall not engage in any form of bribery or improper influence activities. The Service Provider shall submit an annual compliance declaration.

九、不可抗力（Force Majeure）

若因地震、战争、疫情或政府管制等不可抗力事件导致无法履行，免除责任，但须及时书面通知对方并努力减轻影响。

Force Majeure: Neither Party shall be liable for failure to perform due to events of force majeure (e.g., earthquakes, wars, pandemics or government restrictions) beyond reasonable control, provided prompt written notice is given and efforts are made to mitigate the impact.

十、通知（Notices）

所有通知须以书面形式（包括电邮）送达本协议列明的地址。

Notices: All notices shall be in writing (including email) and delivered to the addresses specified herein.

十一、适用法律与争议解决（Governing Law and Dispute Resolution）

本协议受香港特别行政区法律管辖并依其解释。

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

因本协议引起的或与之相关的争议，双方应首先友好协商解决；协商不成的，任何一方可提交香港国际仲裁中心（HKIAC）按其现行仲裁规则进行仲裁，仲裁席位为香港，仲裁语言为英语，仲裁裁决为终局的，对双方有约束力。

Dispute Resolution: Any dispute arising out of or in connection with this Agreement shall first be resolved through amicable negotiation; if unsuccessful, either Party may submit the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration under its current rules, with the seat of arbitration in Hong Kong, the language in English. The arbitral award shall be final and binding on the Parties.

十二、其他条款（Miscellaneous）

12.1 本协议构成双方完整协议，取代此前所有书面或口头协商。

12.1 Entire Agreement: This Agreement constitutes the entire agreement between the Parties and supersedes all prior written or oral understandings.

12.2 任何修改须经双方书面签署方为有效。

12.2 Amendments: Any amendment must be in writing and signed by both Parties.

12.3 本协议可通过电子方式签署，具有同等法律效力。

12.3 Electronic Signature: This Agreement may be executed electronically and shall have the same legal effect.

12.4 若任何条款无效，其余条款继续有效。

12.4 Severability: If any provision is invalid, the remainder shall continue in full force.

12.5 本协议一式两份，双方各执一份，具有同等效力。

12.5 This Agreement is executed in duplicate, with each Party holding one original of equal validity.

签署页（Execution Page）

甲方（Client）：CCSC Technology International Holdings Limited

Signature: _______________________

Name: Chiu Kung Lok

Title: CEO

Date: 8 October 2025

乙方（Service Provider） Jeddah Fung Trading Limited

Signature: _______________________

Name:

Title:

Date: